EXHIBIT 10.21

                                 LEASE AGREEMENT

      THIS AGREEMENT made and entered into the 1st day of November, 1996 by and between SAMUEL MATTHEWS LAWRENCE, JR., hereinafter referred to as "Lessor", and the S.M. LAWRENCE COMPANY, INCORPORATED, a Tennessee corporation, hereinafter referred to as "Lessee"; witnesseth:

      1. PREMISES AND TERM. For and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the part of the Lessee to be kept, observed, and performed, the Lessor has demised and leased, and does by these presents demise and lease unto the Lessee that certain described real estate, together with the improvements thereon, more fully described on the attached Exhibit "A", which Exhibit "A" is, by this reference, made a part of this Lease Agreement.

      TO HAVE AND TO HOLD the premises therein described with all the rights, privileges, easements, and appurtenances thereunto belonging unto the Lessee for the term commencing on November 1, 1996 and ending on the 31st day of October, 1997

      2. RENTAL. The rental to be paid by Lessee to Lessor shall be the sum of One Hundred Ten Thousand Four Hundred Dollars ($110,400.00) and same shall be payable in equal monthly payments of NINE THOUSAND TWO HUNDRED DOLLARS AND NO 100 ($9,200.00) per month in advance.

      3. USE OF PREMISES. Unless Lessor's written consent to other uses be first obtained, Lessee's use of the demised premises shall be confined to manufacturing, warehousing, selling, fabricating, office, engineering and research purposes incidental thereto. Lessee shall not use or occupy the premises for any unlawful purpose and shall comply with all laws, ordinances, rules and regulations, and all covenants, conditions and restrictions of record applicable to the premises or the use or occupancy thereof. Lessee shall neither commit nor permit any waste or nuisance on the premises, nor use the premises or any part thereof or permit the same to be used in any manner that will impair the structural strength of or injure any building or improvement on the premises or adjacent thereto. Lessee shall not do or permit any act on the premises or permit the use of the same
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in any manner that will violate or make inoperative any policy of fire or other hazard insurance carried on the premises or any part thereof.

      4. LESSOR'S COVENANTS. The Lessor agrees:

            A. That Lessee, on paying the rental herein specified and observing Lessee's agreements hereof, shall and may peaceably and quietly have, hold, and enjoy the premises during the term hereof unless and until terminated as herein provided.

            B. That all machinery, equipment, fixtures, and appurtenances installed by Lessee, the cost of which shall not have been paid by Lessor, regardless of how attached or affixed to the premises, shall be deemed to remail personal property and may be removed prior to the termination of this lease, but Lessee shall repair any damages occasioned by such removal.

            C. That Lessee may at any time during the term hereof, at its sole risk and expense, do such remodeling, altering, or adding to the demised premises as it may desire to do.

            D. To give Lessee immediate notice in writing of any proposal for a taking by the exercise of eminent domain or otherwise of any portion of the demised premises by public authority.

      5. LESSEE'S COVENANTS. The rent shall be net to Lessor and toward this end, the Lessee agrees:

            A. To pay when due the rent and all charges for water, gas, electricity, heat, power, sewer, garbage, and other services supplied to it at the demised premises.

            B. To maintain all improvements on the demised property in as good condition as when received, including but not limited to repairs to the walls, roof, interior and exterior of the improvements on the leased premises, all plate glass, all windows, all plumbing, sewer, lighting,

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heating, and other utility systems, all roads and/or parking areas located on the leased premises including the removal of snow and ice, and shall keep the premises clean and neat, and to do so as needed without notice from the Lessor.

            C. To save Lessor harmless and indemnified from any injury, loss, claim or damage to any person or personal property while on or about the premises unless same be due to the negligence or lawful misconduct of Lessor.

            D. To permit Lessor of his agents to examine the premises at reasonable times.

            E. To procure any licenses or permits required by any use of the premises by Lessee.

            F. To pay to the public authorities charged with the collection thereof, on or before the last day that the same may be paid without interest or penalty, all real estate taxes and government impositions in lieu of or in substitution for real estate taxes and all betterment assessments, which taxes, impositions or assessments are levied or assessed on the premises including payment of a pro-rata share of any taxes levied for the year, any part of which is included in this lease term.

            G. To keep the buildings on the demised premises insured against fire, the perils covered by the extended coverage, with vandalism, malicious mischief doverage as a minimum, such insurance to be written in companies reasonably satisfactory to Lessor, the cost of such insurance to be paid by Lessee.

            H. To carry with respect to the demised premises, with insurance companies reasonably acceptable to Lessor, public liability insurance with limits of not less than One Hundred

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Thousand Dollars ($100,000.00) for injury to any one person, and Five Hundred
Thousand Dollars ($500,000.00) for damage in any one accident, and property damage insurance with limits of not less than Twenty-Five Thousand ($25,000.00). Lessor shall be named as additional insured on all such policies as his interest may appear.

            I. Peaceably to yield up the premises at the end of the term as the same may be extended hereunder in as good a state of repair as at the commencement thereof, ordinary wear and tear and damage by fire and other casualty alone excepted.

            J. Not to assign this lease or permit any transfer thereof by operation of law, or sublet all or any part of the premises.

      6. MUTUAL COVENANTS OF LESSOR AND LESSEE. It is covenanted and agreed by and between Lessor and Lessee:

            A. In case during this lease the premises, or any part thereof, shall be taken by any exercise of the right of eminent domain or substantially damaged by any public or other authority, or shall receive any substantial direct or consequential damage thereby, which results in the Lessee being deprived of the use and occupation of twenty-five percent (25%) of the floor area in any one building or of such area of the demised premises as renders same unsuitable for the continuation of the Lessee, this lease may be terminated either on the date possession is taken by the taking authority or when such damage occurs. Lessee must make such election within forty-five (45) days following the taking and/or damage and must evidence same by written notice to Lessor within the forty-five (45) day period. In the event Lessee does not elect to terminate, a just proportion of the rent shall be abated until the premises shall have been put in usable condition by the Lessor. The

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Lessor shall have the option to terminate this lease agreement if, in its opinion, the loss or damage from property so taken renders it impracticable or undesirable to continue with such lease. This option to the Lessee must be exercised within forty-five (45) days after such taking or damage and must be evidenced by written notice of such intention given to Lessee within the forty-five (45) day period.

            B. Lessor reserves and excepts all rights to damages to the premises and buildings and the leasehold hereby created now accrued or hereafter accruing by reason of any exercise of the right of eminent domain and by way of confirmation, Lessee hereby grants to Lessor all Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request.

            C. In case any portion of the building situated on the demised premises as presently contemplated shall be rendered permanently untenable during the term of this lease by fire or other casualty with respect to which Lessee is required to insure, Lessee may require Lessor, at Lessor's expense, to the extent only of the insurance proceeds received by Lessor, forthwith to replace, restore or rebuild the damaged, injured or destroyed portions thereof to substantially the same condition as existing immediately prior to the damage, injury or destruction, or Lessee itself may replace, restore or rebuild the damaged, injured or destroyed premises, requiring contribution for Lessor for the cost of such replacement, restoration or rebuilding to the extent of the insurance proceeds paid to Lessor as a result of such damage, injury or destruction. If the injury or damage to the building is such that the Lessee is deprived of the use and Occupancy of more than fifty percent (50%) of the floor area, then at the election of Lessee, this lease may be terminated forthwith.

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If Lessee elects not to terminate the lease, and it is impractical to repair or restore the damaged building, then, if Lessee shall so elect, such building shall be replaced with a structure of corresponding floor area representing the then current design, the design or location of such structure to be selected by Lessor after consultation with Lessee and so far as Lessor shall deem practical, in compliance with Lessee's wishes. It is understood that in no event shall Lessor's obligation to restore replace or rebuild, or to make contribution exceed in amount the sum of the insurance proceeds shall be insufficient to pay for the cost of such replacement, restoration or rebuilding of such damaged or destroyed portions of the premises, and Lessee has by written notice requested Lessor to replace, restore or rebuild, then Lessee shall pay the additional sum or sums required, above such insurance proceeds received. Repair, restoration and rebuilding need not include alterations, changes or improvements made by and at the expense of Lessee, nor fixtures and equipment which the Lessee was entitled to remove.

            D. If Lessee shall neglect or fail to perform or observe any of the Lessee's covenants herein, and such neglect or failure shall continue for more than five (5) days after written notice thereof to Lessee with respect to the covenant to pay rent, and more than fifteen (15) days after written notice to Lessee thereof with respect to any other of Lessee's covenants, or if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Lessee's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee's property by a court of competent jurisdiction, or if Lessee commits any act of bankruptcy, or if a petition is filed by Lessee under any bankruptcy law, or if a petition is filed against Lessee under any

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bankruptcy law and the same shall not be dismissed within ninety (90) days from the date upon which it is filed, then, and in any of such cases, Lessor lawfully may immediately or at any time thereafter and without demand or notice, enter upon the premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate, and expel Lessee and those claiming through or under Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate; and Lessee covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of Lessee, Lessee will forthwith pay to Lessor as damages a sum equal to the amount by which the rent called for hereunder for the remainder of the original term, or if extended, of any such extended term, exceeds the fair rental value of the premises for the remainder of the original term or any extension thereof.

            E. No consent or waiver, express or implied, by Lessor, to or of any breach of any covenant, condition or duty of Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. All notices hereunder shall be served by hand delivery or by registered mail and, if intended for Lessor shall be addressed to Lessor at P.O. Box 638, Jackson, Tennessee, or to such other address as may be requested by Lessor in writing, and if intended for Lessee, shall be addressed to 245 Preston, Jackson, Tennessee. Unless repugnant to the context, the words "Lessor" and "Lessee" appearing herein shall be construed to refer to the person or persons, natural or corporate, named above as Lessor or as Lessee as the case

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may be, and the heirs, executors, administrators, successors and assigns of such person or persons, and those claiming through or under them or any of them.

            F. If Lessee shall abandon or vacate the premises, the same may be relet by Lessor for such rent, and upon such terms as it may deem fit, and Lessor agrees to use reasonable efforts to so relet to minimize damages; and if a sufficient sum shall not be thus realized monthly after paying the expense of such reletting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiencies as the same may become due during each month of the remaining period of this lease, it is agreed by the parties hereto that the demised premises shall not be deemed to have been vacated or abandoned by Lessee as referred to in this or any other paragraph of this lease so long as a watchman shall be maintained on the premises by Lessee.

      IN WITNESS WHEREOF, the parties hereto have individually, or by their duly authorized officer, hereunto set their hands the day and date above written

                              /S/ SAM LAWRENCE, JR.


                              S.M. LAWRENCE COMPANY, INC.

                              BY /S/ FRANK LAWRENCE
                                 President
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STATE OF TENNESSEE
COUNTRY OF MADISON

      Personally appeared before me SARAH C. SEELEY, a Notary Public in and for said State and County, duly appointed, commissioned, qualified and action, SAMUEL MATTHEWS LAWRENCE, JR., the within named Lessor, with whom I am personally acquainted, and who acknowledged that he executed the foregoing Lease Agreement for the purposes therein contained.

          WITNESS, my hand and seal, at office, this 1ST day of NOVEMBER, 1996.

                                    /S/ SARAH C. SEELEY
                                        NOTARY PUBLIC

My Commission expires:

3-19-2000


STATE OF TENNESSEE
COUNTY OF MADISON

      BEFORE ME, SARAH C. SEELEY , a Notary Public in and for the said State of County, personally acquainted, and who, upon oath, acknowledged himself to be President of S.M. Lawrence Co., Inc., the within named Lessee and that he as such President, being authorized so to do, executed the foregoing Lease Agreement for the purposes therein contained.

          WITNESS, my hand and seal, at office, this 1ST day of NOVEMBER, 1996.

                                    /S/ SARAH C. SEELEY
                                        NOTARY PUBLIC

My Commission expires:

3-19-2000
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                                   EXHIBIT "A"

BEGINNING at a stake in the north margin of Preston Street in the Third Ward of the City of Jackson, TN, at its intersection with the west right-of-way margin of the old Illinois Central Railroad Company (now Illinois Central Gulf); runs thence north with said west margin of right-of-way 600 feet to a stake; runs thence westwardly and parallel to the north right-of-way margin of Preston Street to a stake in the east margin of the right-of-way of the old Gulf, Mobile & Ohio Railroad Company (now also Illinois Central Gulf); runs thence in a southerly direction with the eastern margin of said right-of-way to a stake in the north margin of Preston Street; thence in an easterly direction with the north margin of Preston Street to the point of beginning.

Also included is the building at 251 Preston Street known as the pipe fabricating shop (Quanset Hut), and the metal building at the rear of the property known as the sheet metal building.